LOAN AGREEMENT

This Loan Agreement ("Loan Agreement") is made and given as of this twenty-sixth (26th) day of February, 1998, by SHELDAHL INC., a Minnesota corporation (hereinafter called "Sheldahl" or "Borrower"), with its chief executive office at 1150 Sheldahl Road, Northfield, Minnesota 55057-9444, in favor RELATIONAL FUNDING CORPORATION, whose address is 3701 Algonquin Road, Suite 450, Rolling Meadows, Illinois 60008-3118 (hereinafter called "Lender").

RECITALS

A. 	Sheldahl is requesting that Lender lend the principal sum of
$2,334,764.13 to Sheldahl on a full recourse basis (the "Sheldahl Loan") and Lender desires to make such loan on the terms and conditions provided herein.

B.	Sheldahl has entered into that certain Software License and Services
Agreement (the "Software License Agreement"), dated April 1, 1997, between Sheldahl and Oracle Corporation ("Oracle") as amended by Amendment One to Software License and Service Agreement, dated April 1, 1997, pursuant to which Oracle has licensed to Sheldahl certain software and related products including the disks and all other media on which it is contained and all printed matter relating thereto (the "Software") and provided to Sheldahl certain related services (the "Services"). A full and complete list of the Software and Services is attached hereto as Exhibit A.

C.	As a condition for making the Sheldahl Loan, Lender has required that
Borrower execute and deliver to Lender this Agreement granting certain rights to Lender with respect to the Software. In addition, Lender has required that Borrower execute and deliver a Security Agreement (the "Security Agreement") granting a first priority security interest in certain personal computers as identified in the Security Agreement (the "PC's") to Lender as additional security for the Sheldahl Loan.

D.	In order to grant a first priority security interest in the PC's to
Lender, Sheldahl has obtained a Subordination Agreement (the "Subordination Agreement") from Norwest Bank Minnesota, N.A. ("Norwest"), pursuant to which Norwest has subordinated its interest in the PC's to the interest granted to the Lender pursuant to the Security Agreement.

TERMS AND CONDITIONS

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Borrower, it is agreed as follows:

1. Recourse Loan. Subject to the terms and conditions set forth in this Agreement, Lender shall lend to Sheldahl the original principal amount of the Sheldahl Loan.

2. Promissory Note. The obligation of Sheldahl to repay the Sheldahl Loan shall be evidenced by the Promissory Note of Sheldahl to Lender of even date herewith in the principal amount of $2,334,764.13 (the "Note"). The Note, this Loan Agreement, the
Security Agreement, the Subordination Agreement and any other instruments or documents given as security for the Sheldahl Loan are herein referred to as the "Loan Documents."

3.	Representations, Warranties and Covenants of Borrower.  Borrower
represents, warrants, covenants and agrees:

(a)	Incorporation.  Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to execute, deliver and perform the Loan Documents.

(b)	Authorization.  The execution, delivery and performance of the
Loan Documents have been duly authorized by all necessary corporate action and will not (i) require any consent or approval of any entity which has not been obtained; (ii) violate any provision of any indenture, agreement or instrument to which it is a party or by which it is bound.

(c)	Certifications.  The representations and warranties of Borrower contained in the Acceptance Certificate of Borrower, of even date, are true and correct and are incorporated herein by reference.

(d)	Title to Software.  Borrower has a valid and enforceable license to the Software and none of the Borrower's interest in the Software is subject to any sublicense, lien, security interest or other right, except for the rights granted under this Loan
Agreement or to Norwest. Except for the rights granted under this Loan Agreement and to Norwest, Borrower has not granted, and will not grant or permit to exist, any sublicense, lien or security interests in all or a portion of the Borrower's interest in the Software. Borrower shall not sell, assign, transfer or otherwise dispose of the Borrower's interest in the Software prior to payment in full of the Note without Lender's prior written consent. Borrower shall defend its interest in the Software against all claims and demands of all and any other persons at any time claiming any interest therein adverse to Lender.

(e) Title To PC's and Priority of Lien. Borrower has granted to Lender, pursuant to the Security Agreement, a security interest in the PC's. Except for the security interest of Norwest, which has been subordinated to the security interest granted pursuant to the Security Agreement, the PC's are free and clear of liens, security interests and encumbrances (except for the interest of Lender granted hereunder). Other than the liens to Norwest and the Lender, the Borrower has not granted, and will not grant or permit to exist, any lien or security interest in all or a portion of the PC's. The Borrower shall defend the PC's against all claims and demands of all and any other person at any time claiming any interest therein adverse to the Lender.

(f)	Actions and Proceedings.  There are no actions at law, suits in equity or by other proceedings before any governmental agency, commission, bureau, tribunal or other arbitration proceedings against or affecting Borrower that if adversely determined would adversely affect the rights of Borrower to enter into the Loan
Documents.

(g)	Insurance.  Borrower agrees it will keep the Software and the PC's insured at all times against loss by fire and/or other hazards concerning which, in the judgment of Lender, insurance protection is reasonably necessary, in a company or companies reasonably satisfactory to Lender and in amounts sufficient to protect against loss or damage of the Software and the PC's and will pay the premiums therefor. A Certificate of Insurance, and other reasonable evidence of insurable coverage in form acceptable to Lender which names Lender as loss payee and additional insured shall be delivered to Lender.

(h)	Costs of Collection.  In the event of any action or proceeding to enforce any of Lender's rights hereunder, Borrower shall pay
Lenders reasonable attorneys' fees and legal expenses incurred by Lender in connection with or arising out of such action or proceeding.

(i)	Location of Software and PC's.  The Software and the majority of the PC's are located at the Borrower's facilities at the following address:

801 North Highway 3
Northfield, Minnesota 55057

and will not be moved without 30 days prior written notice to Lender.

The remainder of the PC's are located at the Borrower's facilities at the following addresses:

1150 Sheldahl Road	     805 North Highway 3       	1285 S. Fordham
Northfield, MN 55057	   Northfield, MN 55057      	Longmont, CO 80501

East Hwy. 10,		         715 N. County Road 19	     6060 Dixie Hwy.
Britton, SD 57430	     	Aberdeen, SD 57401	        Clarkston, MI 48346

and will not be moved without 30 days prior written notice to Lender.

(j)	Certificates and Opinions.  The Borrower has delivered herewith a
Certificate of Officer of Sheldahl certifying as to the truth of the representations and warranties contained herein and the performance of the covenants contained herein and certifying as to the Articles of Incorporation and Bylaws of Sheldahl, the resolutions of the Board of Directors approving the transactions contemplated herein and the incumbency of the signatories hereto.
 The Borrower shall cause to be delivered to Lender an opinion of counsel to the Borrower with respect to the good standing of Sheldahl, the authorization and enforceability of the Loan
Documents, the creation and priority of the security interest granted under the Security Agreement, and that the transactions contemplated herein do not violate the Articles, Bylaws or any agreement to which Sheldahl is a party. All such certifications and opinions shall be as are reasonably acceptable to Lender.

4.	Event of Default.  It shall be an Event of Default under the Loan
Documents upon the happening of any of the following:

(a)	failure to make any payment on the Note, whether principal or interest, or any other payment under the Loan Documents, when and as the same becomes due (whether at the stated maturity or at a date fixed for any installment payment or any accelerated payment date or otherwise) and such failure shall continue unremedied for a period of five (5) days after written notice from Lender to Sheldahl;

(b)	failure to comply with or perform any of the terms, conditions or covenants of the Loan Documents and such failure shall continue unremedied for a period of thirty (30) days after written notice from Lender to Sheldahl;

(c)	any material representation or warranty made by Borrower herein or in any document, instrument, certificate, financial statements or reports given in connection with the Note shall be false or misleading when made;

(d)	Borrower shall fail to pay its respective debts as they become due, shall make an assignment for the benefit of its creditors, shall admit in writing its respective inability to pay its respective debts as they become due, shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, shall become
"insolvent" as that term is generally defined under the Federal Bankruptcy Code, shall have any involuntary bankruptcy case commenced against it or be the subject of an order for relief in such bankruptcy case, or be adjudicated a bankrupt or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within thirty (30) days of the appointment;

(e)	Borrower shall be dissolved, liquidated or wound up or shall fail to maintain its existence as a going concern in good standing
(excepting, however, reorganizations, consolidations and/or mergers into or with affiliates owned by, owning or under common control of or with such entity or into the parent of such entity, providing the succeeding organization assumes and accepts such entity's obligations hereunder); or

(f)	An event of default occurs under any other lease or any other agreement between Borrower and Lender.

5.	Remedies.  Upon an Event of Default, Lender may declare all
obligations of Borrower under the Loan Documents immediately due and payable, and may, at its option, do any one or more of the following:

(a)	notify Borrower that Borrower must discontinue use of the
Software. Within thirty (30) days of receipt of such notice, Borrower will discontinue use of the Software throughout its entire organization and all copies of the Software, including all disks and all other media on which it is contained and all printed matter relating thereto will be delivered to Oracle;

(b)	exercise any of the remedies available to it under applicable state law;

(c)	proceed immediately to exercise each and all of the powers, rights and privileges reserved or granted to Lender under the Loan
Documents;

(d)	proceed to protect and enforce the Loan Documents by suits or proceedings or otherwise, and for the enforcement of any other legal or equity available to Lender.

6.	Further Assurances.  Borrower shall execute and deliver to Lender, promptly and at Borrower's expense, such other documents and assurances, and take such further action as Lender may reasonably require, in order to effectively carry out the intent and purpose of the Loan Documents, and to establish and protect the rights, interest and remedies of Lender under the Loan Documents.

7.	Cumulative Remedies.  All of Borrower's rights and remedies herein are cumulative and in addition to any rights or remedies available at law or in equity, and may be exercised concurrently or separately. Borrower shall pay all costs, expenses, losses, damages and legal costs (including reasonable attorneys' fees) incurred by Lender as a result of enforcing any terms or conditions of the Loan Documents.

8.	No Liability Imposed on Lender.  Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge any obligation, duty or liability under the Software License Agreement, nor shall this Agreement operate to place responsibility for control, care, management or repair of the Software upon Lender nor for the carrying out of any of the terms and conditions of the Software License Agreement, nor shall it operate to make Lender responsible for any dangerous or defective condition of the Software.

9.	Indemnification.  Borrower shall and does hereby agree to
indemnify against and to hold Lender harmless from any and all liability, loss or damage which it may or might incur under the Software License Agreement or under or by reason of this Agreement and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Software License Agreement. Should Lender incur any such liability, should Lender be required to defend against any such claims or demand or should a judgment be entered against Lender, the amount hereof, including costs, expenses and reasonable attorney's fees, shall bear interest thereon at the rate then in effect on the Note, shall be secured hereby, shall be added to the obligations of Borrower hereunder and Borrower shall reimburse Lender for the same immediately upon demand, and upon the failure of Borrower so to do, Lender may declare all obligations of Borrower immediately due and payable. In no event shall Sheldahl have any indemnification or other obligations to Lender with respect to the Software License Agreement for actions taken by Lender in connection with the sale or possession of the PC's.

10.	Attorney-in-Fact.  Upon the occurrence of any Event of Default and at any time during the continuance thereof, Borrower hereby irrevocably appoints Lender and its successors and assigns as its agent and attorney-in-fact, irrevocable, which appointment is coupled with and interest, to exercise any rights or remedies with respect to the Software and the PC's.

11.	Expenses of Lender.  All expenses of Lender, not to exceed five thousand dollars ($5,000.00), in connection with the execution and delivery of, and the closing with respect to, the Loan Documents and instruments executed and delivered therewith, including Lender's attorneys' fees and expenses, shall be paid upon demand by Borrower. All expenses in protecting, storing, warehousing, insuring, handling and shipping of the Software and the PC's, all costs of keeping the Borrower's interest in the Software and the PC's free of liens, encumbrances and security interests, except for those of Norwest and the Lender, and the removing of the same and all excise, property, sales and use taxes imposed by state, federal or local authority on any of the Software or with respect to the sale thereof, shall be borne and paid for by Borrower and if Borrower fails to promptly pay any amounts thereof when due, Lender may, at its option, but shall not be required to pay the same, or upon the same shall constitute obligations of the Borrower hereunder and shall bear interest at the rate specified in the Note.

12.	Continuing Rights.  The rights and powers of Lender or receiver hereunder shall continue and remain in full force and effect until all obligations of Borrower to Lender are paid in full.

13.	Books and Records.  Borrower will permit Lender and its
representatives to examine Borrower's books and records (including data processing records and systems), with respect to the Software and the PC's and make copies thereof, to the extent permitted under the Software License Agreement, at any reasonable time and from time to time and Borrower will furnish such information reports to Lender and its representatives regarding the Software and the PC's as Lender and its representatives may from time to time request. Lender shall have the authority, at any time, to require Borrower to place upon Borrower's books and records relating to the Software and the PC's a notation stating that any such Software or the PC's are subject to certain rights in favor of the Lender and cannot be sublicensed, transferred, sold, assigned or otherwise disposed of without the Lender's prior written consent.

14.	Chief Executive Office.  The location of the chief executive office of Borrower is set forth in the preamble hereto and will not be changed without thirty (30) days' prior written notice to Lender. Borrower represents that its books and records concerning accounts and chattel paper are located at its chief executive office.

15.	Name of Borrower.  Borrower's true name is as set forth in the preamble hereto.  Borrower has not used any other name within the past five
(5) years.  Borrower agrees that it will not change its name without thirty
(30) days' written notice to Lender.

16.	Annual and Quarterly Statements.  Borrower shall deliver or cause to be delivered to Lender, within one hundred twenty (120) days following the end of Borrower's fiscal years, an annual audited financial statement for Borrower prepared in accordance with generally accepted accounting principles certified by the certified public accountants of Borrower, and quarterly financial statements within 45 days of the end of Borrower's fiscal quarters.
 Lender agrees that Borrower's timely filing of Securities and Exchange Commission forms 10K (annual) and forms 10Q (quarterly) through the "EDGAR" filing system as satisfactory delivery of financial statements in accordance with this paragraph.

17.	Successors and Assigns.  This Agreement and each and every
covenants, agreement and provision hereof shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrower acknowledges that Lender intends to assign its rights under the Loan Documents to Miller & Schroeder Investments Corporation ("M&S") and shall execute a Notice and Acknowledgment of Assignment in the form acceptable to M&S.

18.	Governing Law.  This Agreement is executed pursuant to and shall be governed by the laws of the State of Minnesota.

19.	Severability.  It is the intent of this Agreement to confer to
Lender the rights and benefits hereunder to the full extent allowable by law.
 The unenforceability or invalidity of any provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid. Any provisions found to be unenforceable shall be severable from this Agreement.

20.	Notices.  Any notices and other communications permitted or
required by the provisions of this Agreement (except for telephonic notice expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage or delivery by reputable private carrier such as Federal Express, Airborne, DHL or similar overnight delivery service, and addressed as hereinafter provided. Each such notice shall be effective upon being deposited as aforesaid. The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent. By giving to the other party hereto at least ten
(10) days' notice thereof, either party hereto shall have the right from time to time and at any time during the term of this Agreement to change its address and shall have the right to specify as its address any other address within the United States of America. Each notice shall be addressed to the address of the recipient as set forth in the preamble to this Agreement.

21.	Captions and Headings.  The captions and headings of the various sections of this Agreement are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.


IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

SHELDAHL, INC.			             	RELATIONAL FUNDING  CORPORATION


By: _________________________		By: _________________________

Its: _________________________	Its: _________________________
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